Exhibit 99.1

WCA AGREES TO ACQUIRE LANDFILL, TRANSFER STATION
AND RAIL HAUL OPERATION

Houston, October 29, 2009 – WCA Waste Corporation (NASDAQ:WCAA) announced today that it has signed a letter of intent to acquire the operations of Live Earth, LLC.  Live Earth is a privately held company whose operations include the Sunny Farms Landfill, a 457 acre site permitted to accept municipal solid waste, industrial waste and construction and demolition debris located in Seneca County, Ohio.  Additional operations to be acquired from Live Earth include, Champion City Recovery, a transfer station permitted to accept 1,000 tons a day located south of Boston, Massachusetts and a rail haul operation over the CSX rail line transporting waste from the east coast to Sunny Farms landfill.  The landfill is currently averaging approximately 3,200 tons per day.

Tom Fatjo, Chairman of WCA, stated, “We are very excited about the proposed Live Earth acquisition.  Successful completion of this transaction will expand our footprint into the Midwest and east coast which we believe will increase our acquisition pipeline beyond the current focus area. We are pleased that Chris Valerian, CEO of Live Earth, has agreed to stay and operate the Sunny Farm Landfill and the east coast rail operations.”  Chris Valerian, CEO of Live Earth, stated, “I am very excited to become part of WCA Waste Corporation and assist in the integration of our operations into the company.”

The letter of intent is non-binding and the proposed acquisition of Live Earth is subject to the completion of due diligence, the negotiation of definitive agreements, WCA stockholder approval and other customary conditions.

WCA Waste Corporation is an integrated company engaged in the transportation, processing and disposal of non-hazardous solid waste.  WCA’s operations consists of 24 landfills, 23 transfer stations/material recovery facilities and 26 collection operations located throughout Alabama, Arkansas, Colorado, Florida, Kansas, Missouri, New Mexico, North Carolina, Oklahoma, South Carolina, Tennessee and Texas.  The Company’s common stock is traded on the NASDAQ Global Market System under the symbol “WCAA.”

RISK FACTORS AND CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This press release and other communications, such as conference calls, presentations, statements in public filings, other press releases, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934.  Forward-looking statements generally include discussions and descriptions other than historical information.  The forward-looking statements made herein are only made as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.  These forward-looking statements can generally be identified as such because the context of the statement will include words such as “may,” “should,” “outlook,” “project,” “intend,” “seek,” “plan,” “believe,” “anticipate,” “expect,” “estimate,” “potential,” “continue,” or “opportunity,” the negatives of these words, or similar words or expressions.  Similarly, statements as to revenue, EBITDA, and other financial measures as to periods in the future and statements that describe our future plans, objectives or goals are also forward-looking statements.

Our results will be subject to a number of operational and other risks, including the following: general economic conditions have impacted and may continue to impact our business; we may be unable to consummate announced acquisitions and, in the event we consummate acquisitions we may not be successful in integrating acquired assets or businesses with our existing business; we may be unable to identify, complete or integrate future acquisitions, which may harm our prospects; we may incur charges and other unforeseen expenses related to acquisitions, which could lower our earnings; we may not be successful in expanding the permitted capacity of our current or future landfills; our business is capital intensive, requiring ongoing cash outlays that may strain or consume our available capital; increases in the costs of disposal, labor and fuel could reduce operating margins; increases in costs of insurance or failure to maintain full coverage could reduce operating income; we may be unable to obtain financial assurances necessary for our operations; we are subject to environmental and safety laws, which restrict our operations and increase our costs, and may impose significant unforeseen liabilities; we compete with large companies and municipalities with greater financial and operational resources, and we also compete with alternatives to landfill disposal; covenants in our credit facilities and the instruments governing our other indebtedness may limit our ability to grow our business and make capital expenditures; changes in interest rates may affect our results of operations; a downturn in U.S. economic conditions or the economic conditions in our markets may have an adverse impact on our business and results of operations; our success depends on key members of our senior management, the loss of any of whom could disrupt our customer and business relationships and our operations; and we are subject to risks with respect to our acquisition activities.  These risks will also apply to our forward looking statements with respect to the Live Earth business and potential Live Earth transaction described in this press release.

We describe these and other risks in greater detail in the sections entitled “Risk Factors” and “—Cautionary Statement about Forward-Looking Statements” included in our Form 10-K for the year ended December 31, 2008, to which we refer you for additional information.

Additional Information and Where to Find It

In connection with the proposed acquisition of the operations of Live Earth LLC and required stockholder approval, WCA Waste Corporation will file with the Securities and Exchange Commission a preliminary proxy statement and a definitive proxy statement. The proxy statement will be mailed to the stockholders of WCA Waste Corporation.  WCA Waste Corporation’s stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the proposed  purchase transaction. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at its web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by WCA Waste Corporation by going to WCA Waste Corporation’s Investor Relations page on its corporate website at http://ir.wcawaste.com.

WCA Waste Corporation and its officers and directors may be deemed to be participants in the solicitation of proxies from WCA Waste Corporation’s stockholders with respect to the proposed purchase transaction. Information about WCA Waste Corporation’s executive officers and directors and their ownership of WCA Waste Corporation’s voting securities is set forth in the proxy statement for the WCA Waste Corporation 2009 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2009. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of WCA Waste Corporation’s executive officers and directors in the proposed acquisition by reading the preliminary and definitive proxy statements regarding the proposed purchase transaction, which will be filed with the SEC.

Contact:  WCA Waste Corporation (NASDAQ:  WCAA)
Houston, Texas
Tommy Fatjo, 713-292-2400